AMENDMENT TO EMPLOYMENT AGREEMENT


     AMENDMENT dated as of December 16, 1998 to the Employment Agreement dated June ___, 1995 (the "Original Agreement") between Q-Med, Inc., a Delaware corporation (the "Company") and Michael W. Cox ("Employee").

     WHEREAS, the Original Agreement expires on June 30, 2000; and

     WHEREAS, the Company's Board of Directors deems it in the best interests of the Company to assure that the services of the Employee are available to it for a period of time beyond the initial term of the Original Agreement.

     NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Original Agreement, the parties agree as follows:

A.   CERTAIN DEFINITIONS.

     (a) Except as otherwise provided in this agreement, all words and terms defined in the Original Agreement, have the same meanings in this agreement as such defined words and terms are given in the Original Agreement.

     (b) "Agreement" means the Original Agreement dated June ___, 1995, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

     (c) "Amendment" means this agreement dated as of December 16, 1998.

B.   EXTENSION OF TERM.

     Section 3 of the Original Agreement is amended to read as follows:

     "3.  TERM OF EMPLOYMENT.

          Unless earlier terminated pursuant to Section 8 hereof, the term of employment under this Agreement shall be for a period commencing July 1, 1998 (the "Effective Date") and ending November 30, 2000 (the "Expiration Date"). This Agreement shall be automatically renewed for successive two
     (2) year periods, unless either party shall notify the other in writing of its intention not to renew this Agreement, which notice shall be given at least 120 days prior to the end of the then current term. The period from the Commencement Date to the Expiration Date, including the Renewal Term, if any, is referred to herein as the "Term."



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


C.   ADJUSTMENT OF COMPENSATION.

     Section 5 of the original Agreement is amended to read as follows:

     "5.  COMPENSATION.

          5.1  Salary.

               (a) Company shall pay Employee a base salary ("Base Salary") of $140,000 per year during the Term.

               (b) The Employee's Base Salary shall be increased to the following annual rates in the event the Company has contracts with managed care organizations relating to the management of the specified number of lives utilizing the Company's disease management system:

                                                Annual Rate
               Number of Lives                of Base Salary
               ---------------                --------------

                   400,000                       $180,000
                   500,000                       $200,000
                   640,000                       $250,000

          Such rate shall take effect in the first regular pay period of the month following the month in which revenue is received from the managed care organization for the requisite number of lives. The last increase shall not take effect until the month following the month in which the Company has positive cash flow.

               (c) Once increased, such increased amount shall constitute the Employee's Base Salary and shall not be reduced. Base Salary shall be payable in accordance with the ordinary payroll practices of the Company.

          5.2  Contingent Compensation.

               (a) In addition to Base Salary, beginning with the Company's fiscal year ending November 30, 1999, the Company shall pay Employee contingent compensation as follows:

                    (i) $50,000 if the Company's Adjusted Net Earnings (defined below) equals or exceeds $1.0 million; plus


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


                    (ii) 3% of the Company's  Adjusted Net Earnings in excess of
                         $1.0 million to a maximum aggregate bonus equal to twice the Employees rate of annual Base Salary during the last month of the relevant fiscal year.

               (b) In order to be eligible for the contingent compensation set forth in paragraph 5.2 (a) above for any fiscal year, Employee must be employed by the Company throughout that entire fiscal year; provided, however, that if Employee's employment terminates during a fiscal year for any reason other than that set forth in Section 8.4 of the Agreement, then the Employee (or his estate) shall be eligible for a pro-rated amount of such contingent compensation.

               (c) The adjusted consolidated net earnings ("Adjusted Net Earnings") of the Company and its subsidiaries, for the purpose of computing the Employees' contingent compensation under the provisions of paragraph 5.2(a) above, shall be determined, in accordance with generally accepted accounting principles, within ninety (90) days after the end of each fiscal year by the independent accounting firm employed by the Company as its auditors. The computation by such accounting firm of the Net Earnings and of the Employees contingent compensation, made in the manner herein provided, shall be in all respects final and binding upon the Company, upon the Employee, and upon all others, and the Company shall pay such compensation to the Employee within 120 days of the end of the fiscal year in question.

               For the purpose of computing the Employee contingent compensation, the Adjusted Net Earnings of the Company and its subsidiaries for the above mentioned period shall be the consolidated net earnings of the Company and its subsidiaries for such period, as audited and reported upon, for the purposes of the Company's annual report to stockholders for such period, by the Company's independent auditors, plus all amounts charged against such consolidated net earnings in respect of the following:

                    (i) Taxes of the United States and foreign governments (including, but without limitation, excess profits taxes) based upon or measured, in whole or in part, by income of the Company or its subsidiaries but exclusive of sate and territorial taxes and taxes imposed by political subdivisions thereof;

                    (ii) Contingent  compensation,  if any, which may be payable by the Company under any plan or agreement, including this Agreement, other than a profit-sharing plan qualified under


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


                         Section 401 of the Internal Revenue Code or any statutory provision that may hereafter be enacted to replace such section;

                   (iii) All items of non-recurring loss or other  extraordinary charge which, by reason of size, character, or other factors did not, in the sole and uncontrolled judgment of the Board of Directors, arise in the ordinary and usual course of the business of the Company and its subsidiaries, including expenses properly attributable to such loss or charge;

          less, however, all amounts included in such consolidated net earnings in respect of items of capital gain, non-recurring profit, or other extraordinary credit which, by reason of size, character, or other factors did not, in the sole and uncontrolled judgment of the Board of Directors, arise in the ordinary and usual course of business of the Company and its subsidiaries, after deducting expenses properly attributable to such gain, profit, or credit, except and to the extent that the Board of Directors, in its sole and uncontrolled judgment, shall find that the Employee was responsible for such gain, profit, or credit and shall direct the inclusion, in whole or in part, of such gain, profit, or credit in the computation of consolidated net earnings.

          5.3  Stock Options.

               The Company will grant Employee an aggregate of 240,000 stock options from its 1997 Equity Incentive Plan (the "Plan"). Such options shall be "incentive stock options" to the extent permissible under rules and regulations of the Internal Revenue Service or Non-Qualified Option and shall vest 50% upon the signing of this Amendment; 25% upon the first anniversary of the grant of the option and 25% upon the second anniversary of the grant of the option, provided the Employee's employment has not been terminated under Section 8.4 of this Agreement prior to the date of such vesting."

D.   EFFECT OF ORIGINAL AGREEMENT.

     Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.


                            [SIGNATURE PAGE FOLLOWS]


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


     This Amendment has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.


                                             Q-MED, INC.

         [CORPORATE SEAL]

                                             By: /s/ Richard I. Levin
                                                ------------------------------
                                                Richard I. Levin, Vice President


ATTEST:



/s/ Herbert H. Sommer
----------------------------------
Herbert H. Sommer
Secretary
                                             EMPLOYEE:



                                             /s/ Michael W. Cox
                                                ------------------------------
                                             Michael W. Cox


                                             Annual Report 1998 - Page 1



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